EXHIBIT 10.9

                  FIRST AMENDMENT TO BLUE LAKE CORPORATE CENTER
             STANDARD LEASE BETWEEN BLUE LAKE, LTD. AND CYBEAR, INC.

         THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made by and between BLUE LAKE, LTD. (the "Landlord") and CYBEAR, INC.(FL), successor by merger to Cybear, Inc. (the "Tenant") as of this 4th day of February, 1999.

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant are bound under that certain Blue Lake Corporate Center Standard Lease dated September 14, 1998 (the "Lease") regarding certain leased premises (the "Existing Premises") described in the Lease, being located in Blue Lake Corporate Center, Boca Raton, Florida; and

         WHEREAS, Tenant desires to increase the area of the Existing Premises to that more particularly described on Exhibit "A-revised" hereto (the "Enlarged Premises"), and, which thereby will result in a decrease in the size of the Expansion Premises described in the Lease ("Existing Expansion Premises) as more particularly described in Exhibit "A-1-revised" hereto ("Reduced Expansion Premises") and Landlord has agreed to lease the Enlarged Premises to Tenant and to decrease the area of the Existing Expansion Premises to the Reduced Expansion Premises, subject to and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the sum of TEN and NO/100 DOLLARS ($10.00) paid by Tenant to Landlord, the mutual promises contained herein, and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

         1. RECITALS. The foregoing recitals are true and correct and are hereby incorporated by this reference as if set forth in their entirety.

         2. DEFINED TERMS. Terms in this Amendment shall have the same meaning as ascribed to said terms in the Lease, unless otherwise provided in this Amendment. As hereby amended, the Lease and this Amendment shall hereinafter be referred to as the "Lease".

         3. ENLARGED PREMISES. Attached hereto as Exhibit "A-revised" is a floor plan of the Enlarged Premises. Exhibit "A" of the Lease is hereby replaced with Exhibit "A-revised" as attached hereto and made a part hereof which the parties hereto stipulate contains 21,648 square feet of Net Rentable Area based on 18,824 usable square feet and a fifteen (15%) percent add-on factor. The term, "Premises" shall be deemed to be, and shall be defined as, the Enlarged Premises. Attached hereto as Exhibit "A-1-revised" is a floor plan of the Reduced Expansion Premises. Exhibit "A-1" of the Lease is hereby replaced with Exhibit ,'A-1- revised" attached hereto and made a part hereof, which the parties stipulate contains 16,420 square feet of Net Rentable Area, based on 14,278 usable square feet and a fifteen (15%) percent add-on factor. Landlord and Tenant


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         agree that the foregoing calculation shall be dispositive of the actual
Net Rentable Area and that no further measurement shall be made of the Premises pursuant to Section 1 of the BLI Rider to the Lease. The Rentable Area of the Premises includes restrooms, electrical and mechanical rooms over which the Tenant is herein granted exclusive control and dominion which are themselves deemed part of the Premises, except that Landlord shall maintain such restrooms, electrical and mechanical rooms which are shared among tenants.

         4. TENANT'S SHARE. Tenant's Share (as set forth in Paragraph 3 of the BLI Rider and as defined in the Lease) for the Enlarged Premises shall be increased to 1.22%.

         5. BASE RENT. Section 3 of the BLI Rider to the Lease is hereby replaced with the following:

         Base Rent: Tenant agrees to pay to Landlord as Rent for the Premises, in advance without demand, deduction or set off (except as otherwise may be specifically provided in the Lease), from and after the Rent Commencement Date and throughout the term, the Annual Base Rent in the amounts as indicated in the following Schedule of Base Rent in equal monthly installments, plus applicable sales tax.

                             SCHEDULE OF BASE RENT

------------------------------------------------------------------------------
PERIOD              PER SQUARE FOOT      ANNUAL BASE RENT    MONTHLY BASE RENT
------------------------------------------------------------------------------
Months 1-12:           $12.50               $270,600.00          $22,550.00
------------------------------------------------------------------------------
Months 13-24:          $12.88               $278,826.24          $23,235.52
------------------------------------------------------------------------------
Months 25-36:          $13.27               $287,268.96          $23,939.08
------------------------------------------------------------------------------
Months 37-48:          $13.67               $295,928.16          $24,660.68
------------------------------------------------------------------------------
Months 49-60:          $14.08               $304,803.84          $25,400.32
------------------------------------------------------------------------------

         Each monthly installment in accordance with the above Schedule shall be due and payable on or before the first day of each calendar month succeeding the Rent Commencement Date, except that the rental payment for any fractional calendar month commencing on the Rent Commencement Date of the Lease shall be prorated.

         6. DEMISING OF PREMISES, The Landlord is not and shall not be responsible for the design or construction of any Tenant improvements (other than for any Landlord's Contribution as defined and as may be provided in the Lease) or for the demising of the Premises, other than for the construction of a temporary wall, as depicted on Exhibit "B" attached hereto and designated as "Temporary


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Demising Wall", which shall be installed at Landlord's expense. However, the
Tenant further acknowledges that if Tenant does not exercise its Right of First Refusal pursuant to Paragraph 1.B of the Lease, the Reduced Expansion Premises or portions thereof may be leased to third party(ies) or used for common areas, and in such event, a corridor will be required to be constructed between the Reduced Expansion Premises and the stairs as depicted on Exhibit "B" attached hereto ("Corridor") for the purpose of fire egress in accordance with applicable codes, standards, ordinances and laws. The Tenant acknowledges and agrees that it shall be responsible for removing from the area of the Corridor all of Tenant's improvements, personal property, equipment, furnishings and fixtures. Tenant shall pay for all actual reasonable costs and fees associated with (i) the demolition, removal and relocation of the improvements located in the Corridor including, but not limited to, ceilings, HVAC, life-safety, lighting, alarms, electrical, plumbing and other mechanical systems; and (ii) the cost of designing, permitting and constructing the Corridor, including but not limited to the fire-rated wall, and the installation of ceilings, HVAC, lighting, alarms, life-safety, electrical, plumbing and other mechanical systems serving the Corridor ("Corridor Expenses"). The Landlord shall prepare an estimate of the Corridor Expenses prior to commencing work on the Corridor, and within ten
(10) days from receipt of Landlord's estimate, Tenant shall deposit with Landlord the amount shown therein. After completion of all work associated with the Corridor, the Landlord shall notify the Tenant of actual Corridor Expenses. If the actual Corridor Expenses are less than the amount deposited by Tenant with the Landlord, the Landlord shall refund the excess amount so deposited within fifteen (15) days and if the actual Corridor Expenses are greater than the amount so deposited, the Tenant shall pay such costs and fees within fifteen
(15) days from receipt of Landlord's notice.

         7. TENANT IMPROVEMENTS. Tenant shall complete or cause the completion of improvements to the Enlarged Premises in accordance with the Work Letter Agreement to the Lease. The Landlord's Contribution shall apply to the Enlarged Premises on the same basis as provided in the Work Letter Agreement to the Premises.

         8. SUPPLEMENTAL AIR CONDITIONING. Landlord agrees that Tenant, at its sole cost and expense, may install a backup emergency supplemental air conditioning system for the Enlarged Premises (the "Backup AC")on the roof of the Building. Should Tenant elect to install a Backup AC on the roof of the Building, Tenant agrees to install the Backup AC in accordance with all applicable codes and laws and sound engineering and construction practices. Tenant further agrees to use any specified architect, engineer, roofing contractor or other general contractor reasonably required by Landlord to design and install the Backup AC so as avoid any compromise to the roof structure or membrane, or to other elements of the Building. The architectural and engineering plans and specifications for the Backup AC and any required Alterations to the Building in connection therewith shall be subject to the Landlords approval as an Alteration under this Lease. Tenant covenants and agrees that the Backup AC shall only be use for emergency backup use in the event of the cessation of air conditioning provided by the Landlord or the Utility Manager pursuant to the terms of the Lease, and the Tenant shall not use the Backup AC in lieu of the air conditioning services provided by the Landlord or the Utility Manager pursuant to Section 8.A.(3) of the Lease. The Tenant shall be responsible to maintain, repair and replace the roof in the area of the Backup AC and any supporting or related roofing systems, such maintenance, repair and replacement, subject to the Landlord's prior


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written approval. If the Tenant fails to promptly, and as and when appropriate or necessary, maintain, repair or replace the roof and supporting and related systems, the Landlord may perform such maintenance, repair or replacement, and such shall be charged to the Tenant as Additional Rent.

         9. TENANT STIPULATIONS. Tenant acknowledges that, as a result of a merger, it is the tenant under the Lease, has assumed all of Cybear, Inc.'s obligations, liabilities and responsibilities under the Lease, and hereby stipulates, agrees and affirms that there are no other assignees, sublessees or transferees of the Lease, or any part thereof, or any person or firm occupying or having the right in the future to occupy the Existing Premises, or any part thereof, except as has been approved in writing by Landlord. As of the date hereof, Landlord and Tenant are not aware of the occurrence of any event of default under the Lease by either Landlord or Tenant.

         10. RATIFICATION. Except as herein specifically amended, the terms of the Lease are incorporated herein by reference as fully set forth herein and shall apply to and bind the Enlarged Premises. In the events of any conflict or ambiguity between this Amendment and the Lease, this Amendment shall pre-empt and control. The parties hereby ratify and confirm their rights and obligations under the Lease as modified by this Amendment Landlord and Tenant each represent and warrant to the other that (i)the execution and delivery of the Amendment has been fully authorized by all necessary corporate action, and (ii) this Amendment is valid, binding and legally enforceable in accordance with its terms.

         11. STROKED. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for Blue Lake Realty, Inc. and the agents or brokers specifically set forth in the BLI Rider to the Lease whose commissions shall be paid by Landlord pursuant to separate agreement. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Lease Term.

         IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment as of this 4th day of February, 1999.

WITNESSES:                             "TENANT"

                                        CYBEAR, INC. (FL), a Florida corporation
__________________________

__________________________
                                        By: /s/ TODD MACLEOD
                                           ----------------------------------

                                        Name: Todd MacLeod
                                             --------------------------------

                                        Title: EVP-Operations
                                              -------------------------------

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WITNESSES:                                      "LANDLORD"

_________________________       BLUE LAKE, LTD., a Florida limited partnership

_________________________       By: Blue Lake, Inc., a Florida corporation, its
                                general partner

                                By: MICHAEL MASANOFF
                                   ---------------------------------------
                                          Executive Vice President



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                      Revised Exhibit A Enlarged Premises

                Revised Exhibit "A-1" Reduced Expansion Premises

                   Exhibit B Demising Corridor/Temporary Wall

                            ASSIGNMENT OR SUBLETTING

The parties acknowledge that they have entered into this Sublease only on account of the strategic relationship of the Sublessor to the Subtenant. Therefore the Sublessor acknowledges that Subtenant shall be allowed to assign this Sublease or sublet any of the Space without the written consent of the Sublessor. Subtenant acknowledges however that the approval of the Lessor, which is not to be unreasonably withheld, a condition to any such assignment or sublease.